EXECUTION VERSION

HARMONY ESOP TRUST SUBSCRIPTION AND CONTRIBUTION AGREEMENT

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between

HARMONY GOLD MINING COMPANY LIMITED

and

TRUSTEES FOR THE TIME BEING FOR THE HARMONY ESOP TRUST

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CONTENTS

1. DEFINITIONS AND INTERPRETATION 2
2. SUSPENSIVE CONDITIONS 4
3. PAYMENT AND APPLICATION OF CONTRIBUTION 5
4. SUBSCRIPTION FOR AND ISSUE OF SUBSCRIPTION SHARES 5
5. CLOSING 5
6. BREACH AND TERMINATION 6
7. DISPUTE RESOLUTION 6
8. GENERAL 7
9. ADDRESSES FOR LEGAL PROCESS AND NOTICES 8

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PARTIES:

This Agreement is made between:

(1) **HARMONY GOLD MINING COMPANY LIMITED**, a public company registered in accordance with the laws of South Africa under registration number 1950/038232/06 (**Harmony** or the **Company**); and

(2) **THE TRUSTEES FOR THE TIME BEING OF THE HARMONY ESOP TRUST**, a trust registered in accordance with the laws of South Africa under Masters reference number IT002726/2023(T) (the **ESOP Trust**).

WHEREAS:

A. The Company is a company whose shares are listed on the JSE.

B. The Company promotes an inclusive, equitable and diverse workplace by encouraging a culture of ownership and creates a sense of inclusion amongst its employees.

C. The Company desires to continue to recognise the benefit of aligning the interests of its employees (whether such employees are physically rendering their services in relation to Harmony or at any of the Harmony Subsidiaries within the Group, as it may be applicable from time to time), with those of the shareholders by establishing the ESOP Trust and issuing to the ESOP Trust the Subscription Shares, as a means to continue to provide meaningful equity-based participation in the Company by current or future permanent employees working at its South African operations (whether such employees are physically rendering their services in relation to Harmony or at any of the Harmony Subsidiaries within the Group, as it may be applicable from time to time), who do not participate in Harmony's other equity-based, long-term share ownership plans.

D. The ESOP Trust will acquire and own the Subscription Shares for the benefit of the Company's employees as the Beneficiaries of the ESOP Trust, in accordance with the terms of the Trust Deed.

E. The Parties wish to enter into this Agreement to regulate the manner in which they will achieve the objectives set out above, and to ensure the successful implementation of an empowerment transaction on the terms and conditions of this Agreement.

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IT IS AGREED AS FOLLOWS:

1. **DEFINITIONS AND INTERPRETATION**

1.1 **Definitions**

For the purposes of this Agreement and the preamble above, unless the context requires otherwise:

1.1.1 **Agreement** means this subscription and contribution agreement;

1.1.2 **Business Day** means any day other than a Saturday, Sunday or public holiday in South Africa;

1.1.3 **Companies Act** means the Companies Act, 71 of 2008;

1.1.4 **Contribution Amount** means an amount equal to ZAR1,273,502,506.50 which is equivalent to 12,651,525 multiplied by ZAR100.66, being the 30-day volume weighted average price of the Ordinary Shares as at the last Business Day prior to the Signature Date of this Agreement;

1.1.5 **Group** means Harmony and its direct and indirect Harmony Subsidiaries from time to time and references to "**Harmony Group**" shall have a corresponding meaning;

1.1.6 **Harmony Subsidiaries** means the following subsidiaries of the Company, where the employee beneficiaries of the ESOP Trust are physically rendering their services at, from time to time, as it may be applicable:

1.1.6.1 Avgold Limited, a public company incorporated in accordance with the laws of South Africa, under registration number 1990/007025/06;

1.1.6.2 Chemwes Proprietary Limited, a private company incorporated in accordance with the laws of South Africa, under registration number 1964/002378/07;

1.1.6.3 Freegold (Harmony) Proprietary Limited, a private company incorporated in accordance with the laws of South Africa, under registration number 2001/029602/07;

1.1.6.4 Golden Core Trade and Invest Proprietary Limited, a private company incorporated in accordance with the laws of South Africa, under registration number 2019/547039/07;

1.1.6.5 Harmony Moab Khotsong Operations Proprietary Limited, a private company incorporated in accordance with the laws of South Africa, under registration number 2006/039120/07;

1.1.6.6 Kalahari Goldridge Mining Company Limited, a public company incorporated in accordance with the laws of South Africa, under registration number 1982/002818/06;

1.1.6.7 Nuclear Fuels Corporations of South Africa Proprietary Limited, a private company incorporated in accordance with the laws of South Africa, under registration number 1951/002768/07;

1.1.6.8 Randfontein Estates Limited, a public company incorporated in accordance with the laws of South Africa, under registration number 1889/000251/06; and

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- 3 - Execution Version - ESOP Trust Subscription And Contribution Agreement 7 December 2023_Execution 1.1.6.9 Tswelopele Beneficiation Operations Proprietary Limited, a private company incorporated in accordance with the laws of South Africa, under registration number 2012/041001/07; JSE means JSE Limited, a public company incorporated in accordance with the laws of South Africa, under registration number 2005/022939/06, licensed as a securities exchange in terms of the Financial Markets Act 19 of 2012; Listings Requirements means the JSE Listings Requirements as amended or updated from time to time; Long Stop Date means 28 February 2024 or such later date as the Parties may agree in writing on or before that date and time; MOI means the memorandum of incorporation of the Company, as amended from time to time; Ordinary Shares means ordinary shares in the share capital of the Company and Ordinary Share shall have a corresponding meaning; Parties means the Company and the ESOP Trust, as parties to this Agreement, and Party shall mean any one of them as the context may require; Signature Date means the date on which this Agreement is last signed by the Parties; South Africa means the Republic of South Africa; Subscription Amount means an amount equal to the Contribution Amount; Subscription Date means the date to be agreed to between the Company and the ESOP Trust after the fulfilment of the last suspensive condition referred to in clause 2; Subscription Shares means 12,651,525 Ordinary Shares to be issued to the ESOP Trust, which would constitute approximately 2% of the issued Ordinary Shares in the share capital of the Company as at the Subscription Date; Transaction Documents means: 1.1.18.1 this Agreement; and 1.1.18.2 the Trust Deed; and Trust Deed means the trust deed of the ESOP Trust including any future amendments or variations thereto as permitted and duly lodged with the Master of the relevant High Court. Interpretation In addition to the definitions in clause 1.1, unless the context requires otherwise: a reference to any one gender, whether masculine, feminine or neuter, includes the other two; - 4 - Execution Version - ESOP Trust Subscription And Contribution Agreement 7 December 2023_Execution any reference to a person, includes, without being limited to, any individual, body corporate, unincorporated association or other entity recognised under any law as having separate legal existence or personality; any word or expression defined in and for the purposes of this Agreement shall, if expressed in the singular, include the plural and vice versa and a cognate word or expression shall have a corresponding meaning; words and expressions defined in the Companies Act which are not defined in this Agreement, shall bear the same meanings in this Agreement as those ascribed to them in the Companies Act; references to a statute or statutory provision include any subordinate legislation made from time to time under that statute or provision, and references to a statute or provision include that statute or provision as from time to time modified or re-enacted as far as such modification or re- enactment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement; references to an agreement or trust deed include that agreement or trust deed as amended from time to time as far as such amendment applies, or is capable of applying, to this Agreement or any transaction entered into in accordance with this Agreement; references in this Agreement to clauses and Annexures are to clauses of and annexures to this Agreement; no rule of construction shall be applied to the disadvantage of a Party to this Agreement because that Party was responsible for or participated in the preparation of this Agreement or any part of it; unless otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a Business Day, the next succeeding Business Day; and all the headings and sub-headings in this Agreement are for convenience only and are not to be taken into account for the purposes of interpreting it. 2. SUSPENSIVE CONDITIONS The provisions of this clause 2 and clauses 1, and 6 to 8 (both inclusive) shall take effect and become operative immediately upon the Signature Date. Subject to the provisions of clause 2.1, the whole of this Agreement shall be subject to the fulfilment of the suspensive conditions on or before the Long Stop Date: the shareholders of the Company passing (in a form acceptable to the Company, acting reasonably) all resolutions necessary to implement the transactions contemplated in this Agreement in accordance with the Companies Act, the Listings Requirements and the MOI; and the trustees of the ESOP Trust passing (in a form acceptable to the Company, acting reasonably) all resolutions necessary to implement the transactions contemplated in this Agreement. - 5 - Execution Version - ESOP Trust Subscription And Contribution Agreement 7 December 2023_Execution If any of the suspensive conditions referred to in clause 2.2 are not fulfilled or deemed to be fulfilled on or before the Long Stop Date, then the provisions of this Agreement which are suspended shall not take effect and those that have taken effect and become operative shall fall away, save for the provisions in this clause 2 and clauses 1, and 6 to 8, unless otherwise agreed in writing by the Parties before the Long Stop Date. If all of the suspensive conditions referred to in clause 2.2 are timeously fulfilled or deemed to be fulfilled, then all the provisions of this Agreement which were suspended in terms of clause 2.2 shall also take effect and become operative, and the whole of this Agreement shall accordingly become unconditional. Each Party shall sign all such documents and do everything else that may reasonably be required of it by the other Party to bring about the fulfilment of the suspensive conditions in clause 2.2, and they shall co-operate with each other in all respects to that end. 3. PAYMENT AND APPLICATION OF CONTRIBUTION On the Subscription Date, the Company undertakes to pay the Contribution Amount in cash to the ESOP Trust, in order to allow the ESOP Trust to acquire and own the Subscription Shares ultimately for under the ESOP Trust. The Parties hereby confirm and agree that the Harmony Subsidiaries will each contribute and pay on a pro rata basis a portion of the Contribution Amount as agreed in writing between the Company and the Harmony Subsidiaries, pursuant to an appropriate recharge/on-charge by Harmony of employee related expenditure/costs, as is typical for all other centralized employee related costs/expenses, generally incurred for the benefit of the Group. The ESOP Trust hereby accepts the Contribution Amount with effect from the Subscription Date and shall, pursuant to clause 3.1, only use the Contribution Amount for the intended purpose of subscribing for the Subscription Shares in the Company. 4. SUBSCRIPTION FOR AND ISSUE OF SUBSCRIPTION SHARES The ESOP Trust hereby agrees to subscribe for, and the Company agrees to issue to the ESOP Trust, the Subscription Shares with effect from the Subscription Date, upon the terms and subject to the conditions contained in this Agreement. 3.1, on the Subscription Date, the ESOP Trust shall pay the Subscription Amount to the Company for the Subscription Shares. 5. CLOSING On the Subscription Date: the ESOP Trust shall pay the Subscription Amount to the Company in accordance with the terms of clause 4.2 above; and the Company shall: - 6 - Execution Version - ESOP Trust Subscription And Contribution Agreement 7 December 2023_Execution 5.1.2.1 issue to the ESOP Trust, the Subscription Shares, credited as fully paid up; and 5.1.2.2 procure that the ESOP Trust as the holder of the Subscription Shares. 6. BREACH AND TERMINATION Should any Party (the Defaulting Party) commit any breach of this Agreement and fail to remedy such breach within 10 (ten) Business Days after the Defaulting Party receives written notice from any other Party (the Aggrieved Party) to remedy such breach, then the Aggrieved Party shall be entitled (without prejudice to any of its rights under this Agreement or any other Transaction Document and/or at law including any right to claim damages) to claim immediate specific performance; provided that no Party shall be entitled to cancel or otherwise terminate this Agreement for any reason whatsoever. The Agreement shall terminate if the ESOP Trust no longer holds any Ordinary Shares. 7. DISPUTE RESOLUTION In the event of any dispute arising out of or relating to this contract, or the breach, termination or invalidity thereof then any party may give written notice to the other party to initiate the procedure set out below. The parties shall first endeavour to settle the dispute by mediation. The parties may agree on the mediation procedure and on the mediator and failing agreement within 5 (five) days of the notice referred to in clause 7.1 above, the mediation shall take place in accordance with the United Nations Commission on International Trade Law (UNCITRAL) Model Conciliation Rules and the mediator shall be appointed by Tokiso Dispute Settlement Proprietary Limited. If for any reason, including lack of co-operation by the parties, a dispute is not settled by mediation within 30 (thirty) days of the notice referred to in clause 7.1 above or such longer period of time as the parties may agree to in writing, the dispute shall be settled by arbitration. The parties may agree on the arbitration procedure and on the arbitrator and, failing agreement within 5 (five) days of the exhaustion of the period referred to in clause 7.4 above, the arbitration shall take place in accordance with the UNCITRAL Arbitration Rules in force at the time of the dispute. The appointing authority in terms of the UNCITRAL Arbitration Rules shall be the Association of Arbitrators (Southern Africa). Unless agreed otherwise the mediation and the arbitration shall be administered by the parties. The number of mediators shall be 1 (one) and the number of arbitrators shall be 3 (three). The place of the mediation and the arbitration shall be Sandton, South Africa. Nothing in this clause 7 shall preclude any Party from seeking interim and/or urgent relief from a Court of competent jurisdiction and to this end the Parties hereby consent to the jurisdiction of the High Court of South Africa, Gauteng Local Division, Johannesburg.

8. **GENERAL**

8.1 **Communications between the Parties**

All notices, demands and other oral or written communications given or made by or on behalf of any of the Parties to any other Party shall be in English or accompanied by a certified translation into English.

8.2 **Remedies**

No remedy conferred by this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any party shall not constitute a waiver by such party of the right to pursue any other remedy.

8.3 **Severance**

If any provision of this Agreement, which is not material to its efficacy as a whole, is rendered void, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.4 **Entire agreement**

8.4.1 This Agreement constitutes the entire agreement between the Parties in regard to its subject matter.

8.4.2 No Party shall have any claim or right of action arising from any undertaking, representation or warranty not included in this Agreement.

8.5 **Variations**

No agreement to vary, add to or cancel this Agreement shall be of any force or effect unless recorded in writing and signed by or on behalf of all of the Parties.

8.6 **Assignment**

8.6.1 The ESOP Trust may not cede any of its rights and/or delegate any of its obligations under this Agreement, without the prior written consent of the Company.

8.6.2 Notwithstanding the provisions of clause 8.6.1, the Company shall be entitled to cede any of its rights and delegate any of its obligations under this Agreement to any person that is related or inter-related to the Company as defined in the Companies Act, provided that the Company gives prior written notice to the ESOP Trust.

8.7 **General co-operation**

8.7.1 The Parties shall co-operate with each other and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested

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from time to time in order to carry out, evidence and confirm their rights and the intended purpose of this Agreement.

8.7.2 The Parties undertake to act towards one another in all respects relating to this Agreement in utmost good faith.

8.8 **Counterparts**

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart.

8.9 **Governing law**

The validity of this Agreement, its interpretation, the respective rights and obligations of the Parties and all other matters arising in any way out of it or its expiration or earlier termination for any reason shall be determined in accordance with the laws of South Africa.

8.10 **Survival of rights, duties and obligations**

Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to any other Party or which thereafter may accrue in respect of any act or omission prior to such termination.

8.11 **No waiver**

The failure by any Party to enforce any provision of this Agreement shall not affect in any way that Party's right to require performance of the provision at any time in the future, nor shall the waiver of any subsequent breach nullify the effectiveness of the provision itself.

9. **ADDRESSES FOR LEGAL PROCESS AND NOTICES**

9.1 The parties choose for the purpose of this Agreement the following physical addresses:

9.1.1	the Company:	Physical:	Block 17, Randfontein Office Park, Cnr Main Reef Road & Ward Avenue, Randfontein
		E-mail:	companysecretariat@harmony.co.za
		Attention:	Shela Mohatla
9.1.2	the ESOP Trust:	Physical:	Block 17, Randfontein Office Park, Cnr Main Reef Road & Ward Avenue, Randfontein
		E-mail:	companysecretariat@harmony.co.za
		Attention:	Shela Mohatla

9.2 Any legal process or notice to be served on any of the Parties may be served on it at the physicc address specified for it in clause 9.1 and it chooses that address as its *domicilium citandi et executanai* for all purposes under this Agreement.

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9.3 A Party who gives a notice or other communication to any other Party in terms of this Agreement shall simultaneously give a copy of such notice or other communication to the other Parties.

9.4 Any notice or other communication to be given to a Party in terms of this Agreement shall be valid and effective only if it is given in writing and delivered to that Party by hand at the physical address specified for it in clause 9.1.

9.5 A notice to a Party which is delivered to the Party by hand at the physical address specified for it in clause 9.1 shall be deemed to have been received on the day of delivery, provided it was delivered to a responsible person during ordinary business hours.

9.6 Any Party may by written notice to the other Parties change its physical address for the purposes of clause 9.1 to any other physical address, provided that the change shall become effective on the 7th (seventh) Business Day after the receipt of the notice.

REST OF THE PAGE LEFT INTENTIONALLY BLANK

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SIGNED at Randfontein on this the 8 day of December 2023.

For and on behalf of

HARMONY GOLD MINING COMPANY LIMITED

Signed by:Boipelo Pride Lekubo
Signed at:2023-12-08 11:34:17 +02:00
Reason:Witnessing Boipelo Pride Lekubo

Boipelo Pride Lekubo

Signatory: Peter Steenkamp / Boipelo Lekubo

Capacity: Chief Executive Officer / Financial Director

Who warrants his authority hereto

SIGNED at Randfontein on this the 8 day of December 2023.

For and on behalf of

THE FIRST TRUSTEE FOR THE TIME BEING OF THE HARMONY ESOP TRUST

Signed by:Mashego Mashego
Signed at:2023-12-08 11:39:14 +02:00
Reason:Witnessing Mashego Mashego

Mashego Mashego

Signatory: Harry Mashego

Capacity: First Trustee

Authority: By authority of the Trustee dated 29 November 2023

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